Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the QIAGEN N.V. Amended and Restated 2005 Stock Plan of our report dated March 18, 2011, with respect to the consolidated financial statements and schedule of QIAGEN N.V. and the effectiveness of internal control over financial reporting of QIAGEN N.V., included in its Annual Report (Form 20-F) for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young GmbH Wirtschaftsprüfungsgesellschaft

November 17, 2011

Mannheim, Germany